Exhibit T3A.2.27

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VERMONT SECRETARY OF STATE

Corporations Division

MAILING ADDRESS: Vermont Secretary of State, 128 State Street, Montpelier, VT 05633-1104

DELIVERY ADDRESS: Vermont Secretary of State, 128 State Street, Montpelier, VT 05633-1104

PHONE: 802-828-2386 WEBSITE: www.sec.state.vt.us

ARTICLES OF INCORPORATION

OF

MAXI GREEN INC.

STATE OF VERMONT

Secretary of State's Office

Filed May 21, 2003

[ILLEGIBLE]
Secretary of State

VERMONT
SECRETARY OF STATE
2003 MAY 21 AM 8:39

Filing Fee of $7500 has been paid

Filed with the Vermont Secretary of State, Division of Corporations	Page 19 of 22

[LOGO]

VERMONT SECRETARY OF STATE

Corporations Division

MAILING ADDRESS: Vermont Secretary of State, 128 State Street, Montpelier, VT 05633-1104

DELIVERY ADDRESS: Vermont Secretary of State, 128 State Street, Montpelier, VT 05633-1104

PHONE: 802-828-2386 WEBSITE: www.sec.state.vt.us

ARTICLES OF INCORPORATION

OF

MAXI GREEN INC.

ARTICLE I

Name

The name of the corporation shall be Maxi Green Inc.

ARTICLE II

Registered Office and Registered Agent

The initial registered office of the corporation shall be One Church Street, City of Burlington, Country of Chittenden, State of Vermont 05401, and the initial registered agent at such address shall be Paul, Frank & Collins a Professional Corporation.

ARTICLE III

Operating Year

The fiscal year end of the corporation shall be May 31, or as fixed by the board of directors from time to time.

ARTICLE IV

General Corporation

This corporation is a Vermont general corporation, formed pursuant to Title 11A of Vermont Statutes Annotated, which is entitled the "Vermont Business Corporation Act."

Filed with the Vermont Secretary of State, Division of Corporations	Page 20 of 22

[LOGO]

VERMONT SECRETARY OF STATE

Corporations Division

MAILING ADDRESS: Vermont Secretary of State, 128 State Street, Montpelier, VT 05633-1104

DELIVERY ADDRESS: Vermont Secretary of State, 128 State Street, Montpelier, VT 05633-1104

PHONE: 802-828-2386 WEBSITE: www.sec.state.vt.us

ARTICLE V

Authorized Shares

The aggregate number of shares the corporation shall have authority to issue is ten thousand (10,000) shares of one class of shares, no par value per share, said class consisting of voting common shares. The sole class of shares shall have unlimited voting rights and shall be entitled to receive the net assets of the corporation upon dissolution.

ARTICLE VI

Shareholder Action Without Meeting

Action required or permitted to be taken by the shareholders of the corporation at a shareholders' meeting may be taken without a meeting if the action is taken by the holders of at least a majority of all of the shares entitled to vote on the action, and if each shareholder is given prior notice of the action proposed to be taken. Each action must be evidenced by one or more written consents describing the action taken, signed by the holders of at least a majority of the shares, and filed in the corporate minute book. Prompt notice of any action taken by less than unanimous written consent in lieu of a meeting shall be given to all shareholders entitled to vote on such action.

ARTICLE VII

Greater Quorum or Voting Requirements for Shareholders

The shareholders of the corporation may adopt or amend a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the Vermont Business Corporation Act.

ARTICLE VIII

Director Liability

To the extent permitted by Section 2.02(b)(4) of the Vermont Business Corporation Act, as the same may be supplemented and amended, no director of the corporation shall be personally liable to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, solely as a director, based on a failure to discharge his or her own duties in accordance with Section 8.30 of the Vermont Business Corporation Act, as the same may be supplemented and amended.

Filed with the Vermont Secretary of State, Division of Corporations	Page 21 of 22

[LOGO]

VERMONT SECRETARY OF STATE

Corporations Division

MAILING ADDRESS: Vermont Secretary of State, 128 State Street, Montpelier, VT 05633-1104

DELIVERY ADDRESS: Vermont Secretary of State, 128 State Street, Montpelier, VT 05633-1104

PHONE: 802-828-2386 WEBSITE: www.sec.state.vt.us

ARTICLE IX

Initial Board of Directors

Initially the corporation shall have two directors. The following individuals shall serve as the corporation's initial directors:

Name	Address

Michel Coutu	199 Grotto Avenue Providence, RI 02906

Randy A. Wyrofsky	105 Weeks Hill Road Coventry, RI 02816

ARTICLE X

Incorporator

The name and address of the sole incorporator is:

Name	Address

Christopher J. Leff, Esq.	337 College Street, #12 Burlington, VT 05401

Executed by the undersigned incorporator as of this 16th day of May, 2003.

INCORPORATOR:

/s/ Christopher J. Leff
Christopher J. Leff, Esq.

3

Filed with the Vermont Secretary of State, Division of Corporations	Page 22 of 22